Exhibit 99.1

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP ANNOUNCES PRICING OF

SUBORDINATED NOTES OFFERING

OLNEY, Md., October 29, 2019 – Sandy Spring Bancorp, Inc. (Nasdaq: SASR, “Sandy Spring”) today announced the pricing of its offering of $175 million aggregate principal amount of 4.25% Fixed-to-Floating Rate Subordinated Notes due 2029 (the “Notes”). The Notes will bear a fixed interest rate of 4.25% per year from, and including, the date of issuance to, but excluding, November 15, 2024, payable semi-annually in arrears. From, and including, November 15, 2024 to, but excluding, the maturity date or any early redemption date, the interest rate shall be a floating rate equal to three-month LIBOR determined on the determination date of the applicable interest period plus 262 basis points, payable quarterly in arrears. The Notes were offered to the public at 100% of their face amount.

Sandy Spring expects to use approximately $10.3 million of the net proceeds from the sale of the Notes to redeem outstanding junior subordinated debt securities and approximately $25.0 million of the net proceeds to redeem subordinated debt on or after the date that debt first becomes callable on October 15, 2020. The remainder of the net proceeds will be used for general corporate purposes. The offering is expected to close on November 5, 2019, subject to customary closing conditions.

Keefe, Bruyette & Woods, A Stifel Company, is acting as sole book-running manager for the Notes offering and Stephens Inc. is acting as co-manager.

The Notes are being offered pursuant to an effective shelf registration statement (File No. 333-222910) by means of a preliminary prospectus supplement filed with the U.S. Securities and Exchange Commission (the “SEC”), and a final prospectus supplement to be filed with the SEC.

Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the offering of the Notes can be obtained without charge by visiting the SEC’s website at www.sec.gov, or may be obtained from: Keefe, Bruyette & Woods, A Stifel Company, 787 Seventh Avenue, Fourth Floor, New York, New York 10019, Attn.: Syndicate Operations, or by calling 1 (800) 966-1559; and Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201, Attn: Syndicate, or by calling 1 (800) 643-9691.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank, a premier community bank in the Greater Washington, D.C. region. With over 50 locations, the bank offers a broad range of commercial and retail banking, mortgage, private banking, and trust services throughout central Maryland, Northern Virginia, and Washington, D.C. Through its subsidiaries, Sandy Spring Insurance Corporation and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of insurance and wealth management services. Visit www.sandyspringbank.com for more information.

For additional information or questions, please contact:

Daniel J. Schrider, President & Chief Executive Officer, or

Philip J. Mantua, E.V.P. & Chief Financial Officer

Sandy Spring Bancorp

17801 Georgia Avenue

Olney, Maryland 20832

1-800-399-5919

Email:	DSchrider@sandyspringbank.com

  PMantua@sandyspringbank.com

Website: www.sandyspringbank.com

Media Contact:

Jen Schell

301-570-8331

jschell@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance. These forward-looking statements are subject to risk and uncertainties detailed in the registration statement on Form S-3, including the preliminary prospectus supplement and the related prospectus, we have filed with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate.